COLLATERALIZED GUARANTY AGREEMENT

THIS COLLATERALIZED GUARANTY AGREEMENT (the “Agreement”) is made as of this 1stth day of October, 2011 by GENERAL AUTOMOTIVE COMPANY, a Nevada corporation with principal offices located at 5422 Carrier Dr., Suite 309, Orlando, Florida 32819 (the "Guarantor”) for the benefit of DOUGLAS J. NAGEL (the “Lender.”)

RECITALS

WHEREAS, the Lender has loaned funds to Pro Value Automotive Corporation, a Florida corporation (“Pro Value”) in the principal amount of One Hundred Seventy Five Thousand ($175,000) Dollars (the “Pro Value Loan”) as evidenced by that certain Secured Promissory Note of even date herewith (the “Promissory Note”); and

WHEREAS, Pro Value and the Guarantor are related companies, and in order to induce Lender to provide the Pro Value Loan, the Guarantor has agreed to enter into this Agreement for the purpose of guaranteeing Pro Value’s payment obligations in connection with the Promissory Note.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

1. Guarantee. Guarantor unconditionally and absolutely guarantees Pro Value’s full performance of each and every one of Pro Value’s obligations under the Promissory Note, including but not limited to all payment obligations. The obligation of Guarantor under this Agreement shall not be subject to any reduction, limitation or termination for any reason including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim or termination whatsoever by reason of the invalidity, illegality or unenforceability of the provisions of this Agreement.

2. Continuing Guarantee of Payment. The obligation of Guarantor under this Agreement shall in all respects be a continuing, absolute and unconditional guaranty of prompt and complete payment and performance (and not merely of collection), and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of guarantor) until the full and final payment of all indebtedness evidenced by the Promissory Note.

3. Primary Obligation of Guarantor. The Guarantor hereby waives any rights it may have to compel Lender to proceed first against Pro Value. The Lender’s exercise of any remedies against Pro Value, shall not (except to the extent that the exercise of such remedies cause the Guarantor’s obligations herein to be satisfied) in any way affect the Guarantor’s obligations.

4. Security for Guarantee. The obligation of Guarantor under this Agreement and the indebtedness evidenced by the Promissory Note are secured by a first lien on, and security interest in 10,750,000 shares of common stock owned by Guarantor in Greencell, Inc., a Delaware public corporation (the “Greencell Stock.”) Lender’s security rights and interests are more fully set forth in that certain Pledge and Security Agreement among Lender and Guarantor of even date herewith (the “Security Agreement.”)

1

5. Entire Agreement. This Agreement, together with the Security Agreement, constitutes the entire agreement between the Lender and the Guarantor with respect to the subject matter hereof, and may not be changed or modified in any manner, nor any rights or remedies waived, except in writing, signed by the party sought to be bound by such change in waiver.

6. Governing Law and Jurisdication. This Agreement shall be governed as to its validity, interpretation and effect by the internal laws of the State of Florida for contracts made and to be performed within the State of Florida. In any legal proceeding involving, directly or indirectly, any matter arising out of or related to this Agreement or the relationship evidenced hereby or thereby, maker, and payee by its acceptance hereof, hereby irrevocably submits to the jurisdiction of any court in Miami-Dade County in the State of Florida or the United States District Court for the Southern District of Florida and agrees not to raise any objection to such jurisdiction or to the laying or maintaining of the venue of any such proceeding in such county.

7. Cost of Enforcement. Guarantor agrees to indemnify Lender for all out-of-pocket third party costs and expenses, including, but not limited to, reasonable attorneys’ fees, incurred or paid by Lender in enforcing this Agreement, whether or not litigation is commenced.

8. Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Any counterpart of this Agreement may be executed and delivered by any party via facsimile provided a manually executed counterpart is later delivered to the other parties.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have executed this Agreement, as an instrument under seal, as of the day and year first above written.

GENERAL AUTOMOTIVE COMPANY

By: /s/ Daniel Valladao

DANIEL VALLADAO

Chief Executive Officer

2